Exhibit 10.30

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
PJT Partners Inc. 2015 OMNIBUS INCENTIVE PLAN

(Restricted Stock Unit Grant Notice – Special Equity)

PJT Partners Inc. (the “Company”), pursuant to the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below.  The RSUs are subject to all of the terms and conditions as set forth herein, in the RSU Award Agreement (attached hereto) and the Plan, each of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Participant:	[Name]
Date of Grant:	[Date]
Number of RSUs:	[Insert No. of RSUs Granted]
Normal Vesting Schedule:	Provided the Participant has not undergone a Termination,
•	[vesting dates];
provided, however, that unvested RSUs will become 100% vested upon a Change in Control that occurs prior to the Participant undergoing a Termination.
Treatment upon Termination:	In the event of a Termination as a result of the Participant’s death or Disability, then all of the Participant’s unvested RSUs will vest as of the date of Termination.
In the event of a Termination as a result of the Participant’s Retirement, then all of the Participant’s unvested RSUs will remain eligible to vest in accordance with the Normal Vesting Schedule.
Forfeiture Events:	In the event of the Participant’s Termination for any reason other than as set forth above, any then unvested RSUs shall be forfeited automatically without further action.

In the event of the Participant’s breach of any provision in the Non-Competition and Non-Solicitation Agreement, any then unvested RSUs, including any unvested RSUs held by a Participant following such Participant’s Retirement, shall be forfeited automatically without further action.

Dividend Equivalent Rights:

Whenever any per share dividend or distribution is paid by the Company on Common Stock during the period between the Date of Grant and the date that the RSUs are settled, on the date that such dividend or distribution is paid, the Company shall credit to the Participant a number of additional RSUs equal to the quotient obtained by dividing (i) the product of the total number of the Participant’s outstanding RSUs (including any RSUs that have been previously credited to the Participant) as of the date thereof and the per share amount of such dividend or distribution by (ii) the Fair Market Value of one share of Common Stock on the date such dividend or distribution is paid by the Company, rounded down to the nearest whole share.  The additional RSUs so credited shall be or become vested to the same extent as the RSUs that resulted in the crediting of such additional RSUs, with respect to each vesting tranche of RSUs.

Definitions:

“Cause” shall have the meaning set forth in the Participant’s Partner Agreement or Contracting Employee Agreement, as applicable, or any similar agreement, between the Participant and the Company or any of its Affiliates, or, if no such agreement or definition therein exists, “Cause” shall have the meaning set forth in the Plan.

“Non-Competition and Non-Solicitation Agreement” shall mean that certain Partner Non-Competition and Non-Solicitation Agreement or Contracting Employee Non-Competition and Non-Solicitation Agreement, as applicable, or any similar agreement, between the Participant and the Company or any of its Affiliates.

“Restricted Stock Unit” shall have the meaning set forth in the Plan.

“Retirement” shall mean the Participant’s Termination after (i) the Participant has reached age 65 and has at least five full years of service with the Partnership and its predecessors, including PJT Capital LP, The Blackstone Group L.P. and their respective affiliates (“Predecessors”) or (ii) (A) the Participant’s age plus years of service with the Partnership and Predecessors totals at least 65, (B) the Participant has reached age 55 and (C) the Participant has had a minimum of five years of service with the Partnership and Predecessors.

“Termination” shall mean the Participant’s termination of service with the Company and its affiliates (including, for the avoidance of doubt, the Partnership and its affiliates).

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT AND THE PLAN.

Participant

PJT Partners inc.

By:	Steven D. Murray
Title:	Global Head of Human Resources

RSU AWARD AGREEMENT
UNDER THE
PJT Partners Inc.
2015 OMNIBUS INCENTIVE PLAN

(Restricted Stock Unit Grant)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this RSU Award Agreement (this “RSU Award Agreement”) and the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), PJT Partners Inc. (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice, as applicable.

1. Grant of RSUs.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the Grant Notice.  The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the RSUs granted under any Grant Notice shall vest and the restrictions on such RSUs shall lapse as provided in the applicable Grant Notice.

3. Settlement of RSUs. Settlement of RSUs shall be made within 30 days following the applicable vesting date.  The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.

4. Company; Participant.

(a) The term “Company” as used in this RSU Award Agreement with reference to employment shall include the Company and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this RSU Award Agreement under circumstances where the provision should logically be construed to apply to the Permitted Transferees, the executors, the administrators, or the person or persons to whom the RSUs may be transferred as otherwise contemplated under the Plan, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability. The RSUs are not transferable by the Participant except to the extent permitted under the terms of the Plan.  Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.

6. Rights as Stockholder. The Participant or a permitted transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying a RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof, unless otherwise provided in the Grant Notice.

7. Tax Withholding.  The provisions of Section 14(c) of the Plan are incorporated herein by reference and made a part hereof.

8. Clawback/Forfeiture.  Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this RSU Award Agreement, if the Participant otherwise has engaged in or engages in any Detrimental Activity, (i) the Committee may in its sole discretion cancel the RSUs and (ii) the Participant will forfeit any gain realized on the vesting of such RSUs, and must repay the gain to the Company.  The Committee may also provide that if the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all RSUs shall be and remain subject to any clawback or similar policy, adopted by the Board or the Committee, as may be in effect from time to time.

9. Notice.  Every notice or other communication relating to this RSU Award Agreement between the Company and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service.  This RSU Award Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Company.

11. Binding Effect.  This RSU Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Governing Law. This RSU Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this RSU Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

14. Plan. The terms and provisions of the Plan are incorporated by reference and made a part of this RSU Award Agreement as though set forth in full herein.  In the event of a conflict or inconsistency as between such documents, the Plan shall govern and control.

15. Recapitalizations, Exchanges, Etc., Affecting RSUs.  The provisions of this RSU Award Agreement shall apply, to the full extent set forth herein with respect to RSUs, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be granted in respect of, in exchange for, or in substitution of the RSUs, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

16. Section 409A.  It is intended that the provisions of this RSU Award Agreement either be exempt from or comply with the requirements of Section 409A of the Code and, accordingly, this RSU Award Agreement shall be construed and administered in accordance with such intent to the maximum extent permitted.  A termination of service shall not be deemed to have occurred for purposes of any provision of this RSU Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A of the Code upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A(a)(2)(B)(i) of the Code (a “Separation”), and for purposes of any such provision relating to any such payments or benefits, references to a “Termination,” “termination of service,” or like terms shall mean a Separation.  If this award is payable upon Participant’s Separation and the Participant is a “specified employee” of the Company or any affiliate thereof within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Separation, then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after Separation, or (ii) Participant’s death, but only to the extent such delay is necessary so that this award is not subject to additional tax or interest under Section 409A of the Code.

17. Entire Agreement.  This RSU Award Agreement, including the Grant Notice, and Plan referenced herein constitute the complete, final and exclusive embodiment of the entire agreement between Participant and the Company with regard to the subject matter hereof, and supersedes any and all agreements related to the subject matter hereof.